UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2007
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines	98-0467478
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2007, the Compensation Committee of the Board of Directors of eTelecare Global Solutions, Inc. (the “Company”) approved an annual incentive plan (the “Plan”) to be effective on January 1, 2008 pursuant to which the Company’s chief executive officer, chief financial officer and certain other employees are eligible to participate. Under the terms of the Plan, each participant is eligible to receive a bonus based upon the achievement of certain Company and individual specific performance goals. The actual bonus amounts payable under the Plan can range from no bonus if certain minimum performance criteria is not met to 150% of the target bonus to the extent performance goals are exceeded. The table below outlines the bonus amounts to be received by our chief executive officer and chief financial officer upon the achievement of certain performance levels and the portion of such award that is based on Company performance and individual performance:

Name	Position	Target Bonus	Portion of Award Based On:
John Harris	President and Chief Executive Officer	75% of salary	Performance Corporate	Performance Individual
			100%	—

J. Michael Dodson	Senior Vice President Chief Financial Officer	50% of salary	75%	25%

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.
Date: December 18, 2007	By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer